Exhibit 10.2
SECOND
AMENDMENT TO
STOCK PLEDGE AGREEMENT
THIS SECOND AMENDMENT TO STOCK PLEDGE AGREEMENT (this “Second Amendment”) is made and entered into as of July 14, 2010 by and between Supplemental Manufacturing & Ingredients, LLC, an Arizona limited liability company (“Debtor”) and HealthSport, Inc. a Delaware corporation (“Secured Party”).
RECITALS
WHEREAS, Debtor has purchased stock in Secured Party pursuant to that certain Stock Purchase Agreement dated November 6, 2009 by and between the parties, as amended (the “Stock Purchase Agreement”). In connection therewith, Debtor and Secured Party executed that certain Promissory Note dated as of December 1, 2009, as amended (the “Note”), as well as that certain Stock Pledge Agreement dated as of December 1, 2009, as amended (the “Stock Pledge”) and that certain Escrow Agreement dated as of December 1, 2009, as amended (collectively, all such documents, the “Stock Purchase Documents”);
WHEREAS, in connection with the execution of the Second Amendment to the Note and the Amendment to that certain Merger Agreement dated May 21, 2010 by and between the parties, Debtor and Secured Party desire to amend the terms of the Stock Pledge as set forth herein;
NOW, THEREFORE, in consideration of the covenants set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:
1. Definitions. Capitalized terms not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Stock Pledge.
2. Release of Shares from the Pledge. Section 3 of the Stock Pledge is hereby amended and restated in its entirety as follows:
Section 3. Release of Shares from the Pledge. The security interest and pledge created by this Agreement shall continue in effect so long as any Secured Obligation is owed to Secured Party. The Shares shall be released from the pledge, and certificates representing the amount of the released Shares shall be delivered from the Escrow Agent to the Debtor, free and clear of any liens or encumbrances imposed by this Agreement, as follows:
a)	3,333,333 shares upon payment of the $500,000 payment under the Note due on November 15, 2009;

b)	13,666,667 shares upon payment of the $2,050,000 payment under the Note due on May 15, 2010;

c)	16,666,667 shares upon payment of the $2,500,000 payment under the Note due on August 15, 2010; and

d)	19,666,667 shares on payment of all remaining amounts due under the Note, at which point the Escrowed Resignations shall be released from the escrow and delivered to Debtor.
In the event that Debtor makes any payments to Secured Party or for the benefit of Secured Party as contemplated under Sections 2A or 10 of the Note, as amended, Debtor shall have the right to demand the early release of the Shares from the pledge, and certificates representing the amount of the early release Shares shall be delivered from the Escrow Agent to the Debtor, free and clear of any liens or encumbrances imposed by this Agreement, promptly after such demand.
3. Counsel. The parties hereby acknowledge that (i) Keller Rohrback P.L.C. has represented only Obligor in connection with the Stock Purchase Documents, the Merger Agreement and this Second Amendment and (ii) Sheppard Mullin Richter & Hampton LLP has represented Holder in connection with the Stock Purchase Documents, the Merger Agreement and this Second Amendment.
4. Conflicts; Reaffirmation; Waiver. In the event of any conflict or inconsistency between the provisions of the Stock Purchase Documents and the provisions of this Second Amendment, the provisions of this Second Amendment shall govern. Except to the extent expressly amended hereby, all terms and conditions of the Stock Purchase Documents shall remain in full force and effect. Each party hereto hereby expressly ratifies and affirms all such terms and conditions as of the effective date hereof. Secured Party hereby acknowledges and agrees that no events of default of Debtor have occurred, or exist as of the date first set forth above, under the Note, the Merger and the other Stock Purchase Documents.
5. Governing Law; Jurisdiction. THIS SECOND AMENDMENT AND THE OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. Each party hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Second Amendment. Each party is hereby authorized to submit, as conclusive evidence of such waiver of jury trial, this Second Amendment to a court that has jurisdiction over the subject matter of such litigation and the parties to this Second Amendment.
6. Additional Acts and Assurances. Each party hereto agrees to do all such things and take all such actions, and to make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purpose of this Second Amendment, including without limitation amending any Stock Purchase Document as may be necessary to reflect the revised provisions as set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed under seal as of the date first above written.

Debtor:
Supplemental Manufacturing & Ingredients, LLC, an
Arizona limited liability company

By	/s/ Ferrel Raskin

Its	Chief Executive Officer

Secured Party:
HealthSport, Inc. a Delaware corporation

By	/s/ Robert S. Davidson

Its	President